SCHEDULE 14C

                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement

|X|   Definitive Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


                         ADDISON-DAVIS DIAGNOSTICS, INC.

                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the Appropriate Box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


|_|   Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                         ADDISON-DAVIS DIAGNOSTICS, INC.
                       143 TRIUNFO CANYON ROAD, SUITE 104
                           WESTLAKE VILLAGE, CA 91361

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                               September 29, 2005
                              Westlake Village, CA

This information statement has been mailed on or about September 29, 2005 to the stockholders of record on July 12, 2005 (the "Record Date") of Addison-Davis Diagnostics, Inc., a Delaware Company (the "Company") in connection with certain actions to be taken by the written consent of the majority stockholders of the Company, dated as of July 12, 2005. The actions to be taken pursuant to the written consent shall be taken on or about October 19, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                       By Order of the Board of Directors,


                            /s/ Edward W. Withrow III


                            CEO, Director

                          NOTICE OF ACTION TO BE TAKEN
                                 PURSUANT TO THE

                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS
                              DATED JULY 1 2, 2005

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated July 12, 2005, in lieu of a special meeting of the stockholders. Such actions will be taken on or about October 19, 2005:

1. The Company will amend its certificate of incorporation to decrease the authorized amount of common stock from 5,000,000,000 shares to 2,000,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 5,000,000,000 shares of common stock, par value $.001 per share, ("Common Stock") of which 36,275,219 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposal by resolution dated July 12, 2005, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 19, 2005.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Regulation 14C, and Section 228(e) of the Delaware General Corporation Law.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



The following table sets forth, as of July 12, 2005, certain information regarding the ownership of Addison-Davis Diagnostics, Inc.'s capital stock by:

      o each director and executive officer of Addison-Davis Diagnostics, Inc.;

      o each person who is known to Addison-Davis Diagnostics, Inc. to be a beneficial owner of more than 5% of any class of Addison-Davis Diagnostics, Inc.'s voting stock; and

      o by all officers and directors of Addison-Davis Diagnostics, Inc. as a group.

Unless otherwise indicated below, to Addison-Davis Diagnostics, Inc.'s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 12, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 36,275,219 shares issued and outstanding.

------------------------------------------------------------------------------------------------------------
                                      Name and Address                                            Percent
  Title of                                  Of                        Amount and Nature              Of
   Class                            Beneficial Owners (1)            Of Beneficial Ownership       Class
------------------------------------------------------------------------------------------------------------
Common Stock                       Edward W. Withrow III                  6,188,912                 17.38%
------------------------------------------------------------------------------------------------------------
Common Stock                       Fred De Luca                           1,702,266                  4.78%
------------------------------------------------------------------------------------------------------------
Common Stock                       All officers and directors             7,891,178                 22.16%
                                   As a group (two persons)
------------------------------------------------------------------------------------------------------------

(1) Unless otherwise noted, the address for each of the named beneficial owners is 143 Triunfo Canyon Road, Suite 104 Westlake Village, California 91361.

                                CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company, which may result in a change in control of the Company.

                         DISSENTER'S RIGHTS OF APPRAISAL

The stockholders have no dissenter's rights of appraisal.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

On July 12, 2005, the majority stockholders of the Company authorized an amendment to the Company's certificate of incorporation to decrease the number of authorized shares of common stock from 5,000,000,000 to 2,000,000,000. The Company currently has authorized capital stock of 5,000,000,000 shares of common stock and approximately 36,275,219 shares of common stock are outstanding as of the Record Date. The Board believes that the decrease in authorized shares would still provide the Company with a sufficient amount of authorized shares with respect to the Company's capital structure.

               REASON FOR THE DECREASE IN AUTHORIZED COMMON STOCK

This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.

The decrease in the number of authorized but unissued shares of common stock would adequately enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed decrease in the authorized number of shares of Common Stock could have a number of effects on the Company and it's stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. Primarily, the proposed decrease in the authorized number of shares of Common Stock would more accurately represent, and be more in line with, a realistic capital structure for a company of our size. Additionally, the proposed decrease in the authorized number of shares of Common Stock would prevent a disproportionately high franchise tax by lowering the Company's annual Delaware franchise tax obligations. The Board believes that the capital structure modifications and financial benefits offered by the amendment outweigh any disadvantages.

                             ADDITIONAL INFORMATION

The  Company is  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Annual Report on Form 10-KSB for the year ending June 30, 2004; and

2. Quarterly Report on Form 10QSB for the period ending March 31, 2005

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at 143 Triunfo Canyon Road, Suite 104 Westlake Village, CA 91361, attn: Edward W. Withrow III

                      By Order of the Board of Directors,


                            /s/ Edward W. Withrow III


                            CEO, Director


Westlake Village, CA
September 29, 2005

                                    Exhibit A
                            CERTIFICATE OF AMENDMENT

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION
                       of Addison-Davis Diagnostics, Inc.

|_| First: The Board of Directors and a majority of the stockholders of Addison-Davis Diagnostics, Inc., a Delaware corporation (the "Corporation"), duly resolved and adopted a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

      "This Corporation is authorized to issue one class of stock, which is the Common Stock of this Corporation. The total number of shares which this Corporation is authorized to issue is 2,000,000,000 shares of Common Stock. The Common Stock shall have a par value of $0.001 per share."

|_| Second: That the foregoing resolution was adopted pursuant to a joint written consent of the Corporation's Board of Directors and majority of stockholders, such consent of stockholders being in accordance with
      Section 228 of the General Corporation Law of the State of Delaware, and that the holders of the necessary number of shares entitled to vote on this matter duly executed such written consent.

|_| Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

|_| Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

      IN WITNESS WHEREOF, the undersigned Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by a duly authorized officer this __th day of October 2005.


                                         ---------------------------------------
                                         By: Edward W. Withrow, III
                                         Its: CEO